Exhibit 1

Oi S.A - In Judicial Reorganization

Corporate Taxpayers’ Registry (CNPJ/MF) No. 76.535.764/0001-43

Board of Trade (NIRE) No. 33.30029520-8

PUBLICLY – HELD COMPANY

MINUTES OF THE EXTRAORDINARY GENERAL MEETING

(Written up summarily, in accordance with paragraph 1 of article 130 of Law No. 6,404/76)

1.                  Date, time and place: March 19, 2019, at 10:00 am., at the headquarter of Oi S.A. – In Judicial Reorganization (“Company”), located at Rua do Lavradio, No. 71, Center District, in the City and State of Rio de Janeiro.

2.                  Agenda: (i) ratification of the appointment and engagement of the specialized company Valore Consultoria e Avaliações Ltda. (“Meden”), as the entity responsible for preparing the appraisal report of the book value of the shareholder’s equity of Copart 5 Pariticipações S.A – In Judicial Reorganization (“Copart 5”), a wholly owned subsidiary of the Company, to be used in the merger of Copart 5 with and into the Company  (“Appraisal Report”); (ii) evaluation and approval of the Appraisal Report prepared by Meden; (iii) examination, discussion and deliberation of the Protocol and Justification for the Merger of Copart 5 with and into the Company, including all exhibits thereto, which establish all the terms and conditions of the merger of Copart 5 with and into the Company; (iv) approval of the merger proposal of Copart 5 with and into the Company, without change in the capital stock or issuance of new shares of the Company; (v) amendment of the heading of article 5 of the Bylaws to reflect the capital increases approved by the Board of Directors within the limit of the authorized capital, in accordance with the Judicial Recovery Plan and the Backstop Agreement; and (vi) to ratify the election for the Board of Directors, for the remainder of the term of office, of a member holding a position in the Board of Directors, appointed in accordance with the provision set forth in Article 150 of Law No. 6,404/76 and pursuant to Clauses 9.3 and 9.6 of the Judicial Reorganization Plan, at a meeting of the Board of Directors held on October 04, 2018, in accordance with the Notice to the Market disclosed on such date.

3.                  Call notice: The call notice was published in the Diário Oficial do Estado do Rio de Janeiro, Section V, in the February 15, 2019 edition on page 48, in the February 18, 2019 edition on page 7, and in the February 19, 2019 edition on page 3; and in Jornal Valor Econômico – Edição Nacional in the February 15, 2019 edition on page B9; in the February 16, 17 and 18, 2019 edition on page B11, and the in February 19, 2019 edition on page C3, in accordance with article 124, heading and paragraph 1, of the Law No. 6,404/76.

3.1.            All documents and information related to the Agenda were made available to shareholders on February 15, 2019, in accordance with the CVM Instruction No. 481/09 (“CVM Instruction 481”).

4.                  Attendance: Shareholders representing 79.69% of the voting capital stock and 78.33% of the capital stock of the Company attended the Meeting, either at the Company’s headquarters or through the exercise of their remote voting right, pursuant to Article 121, sole paragraph of Law No. 6,404/76 and to the CVM Instruction 481, as evidenced (i) by signatures in the “Shareholders’ Attendance Book” and (ii) by valid remote voting ballots, received through the B3 Central Depository, by the bookkeeping Bank or directly by the Company, pursuant to CVM Instruction 481, according to the consolidated summary voting statement disclosed by the Company on March 18, 2019. Also in attendance were Mr. Eleazar de Carvalho Filho, Chairman of the Company's Board of Directors; Mr. Eurico de Jesus Teles Neto, Chief Executive Officer and Chief Legal Officer; Mr. Carlos Augusto Machado Pereira de Almeida Brandão, Chief Financial Officer and Investor Relations Officer; Mr. José Cláudio Moreira Gonçalves, Executive Officer with no specific designation in the position of Chief Operating Officer; Mr. Bernardo Kos Winik, Executive Officer with no specific designation in the position of Commercial Executive Officer; as well as Ms. Daniela Maluf Pfeiffer, Fiscal Council member. Also present at the meeting were Mr. Antonio Luiz Feijó Nicolau, representative of Meden, who made himself available to clarify shareholder doubts with regard to the Appraisal Report; Mr. Alex Silva Assunção and Ms. Monika Marielle du Mont Collyer, representatives of BDO Auditores Independentes; and Mr. Marcelo Lucena and Mr. Rodrigo Vieitas Sarruf de Almeida, employees of the National Telecommunications Agency - ANATEL.

5.                  Board: Following the verification of the legal quorum, and in accordance with the provisions set forth in Article 15 of the Company’s Bylaws, the Meeting was convened by Eleazar de Carvalho Filho, who took over as chairman, and appointed as secretaries Mr. Luiz Antonio de Sampaio Campos (as the first secretary) and Mr. Rafael Padilha Calabria (as the second secretary).

6.                  Resolutions: After reading the consolidated summary voting statement related to the votes cast through remote voting ballots, taking into consideration the most recent shareholding included in the Company’s books, which was available for review by the attending shareholders, pursuant to paragraph 4 of Article 21-W of CVM Instruction 481, the Chairman clarified that the preferred shares shall bear voting rights on the matters to be resolved in the Meeting, pursuant to paragraph 3, of Article 12 of the Company’s Bylaws and paragraph 1 of Article 111 of Law No. 6,404/76. The Chairman also noted that, in accordance with the paragraph 1 of Article 19 of the Company’s Bylaws, the minute shall be drawn up in the form of a summary of the facts, including dissents and objections, and shall contain only the transcript of the deliberations taken, observing the conditions indicated in items “a” and “b” of paragraph 1 of Article 130 of the Law No. 6,404/76. Those attending the Meeting unanimously waived the reading of the matters on the Agenda for this Meeting, and related documents.

This page is an integral part of the Minutes of the Extraordinary General Meeting of Oi S.A – In Judicial Reorganization, held on March 19, 2019, at 10:00 am.

6.1              Regarding item i of the Agenda, after debate, the appointment and engagement of Meden as the company responsible for preparing the Appraisal Report were ratified by a majority, with 3,124,180,348 votes in favor, representing 99.96% of the valid votes, and with 1,213,284 votes cast against and the abstention by holders of 1,510,430,829 shares.

6.2              Regarding item ii of the Agenda, after discussion, the Appraisal Report previously prepared by Meden based on an analytical balance sheet of Copart 5 prepared with a base-date of November 30, 2018 (“Base-date”), according to which the book value of the shareholders’ equity of Copart 5 is (R$56,361,728.42) (negative fifty six million, three hundred sixty one thousand, seven hundred twenty eight reais and forty two cents) on the Base-date, was approved by a majority, with 3,124,178,544 votes cast in favor, representing 99.96% of the valid votes, and with 1,212,620 votes cast against and the abstention by holders of 1,510,433,297 shares. The Appraisal Report was initialed by the Board’s members and filed in the Company’s headquarters, and a copy, also initialed, is a part of the contents of these Minutes (Annex I).

6.3              Regarding item iii of the Agenda, after discussion, the terms and conditions of the Protocol and Justification for the Merger of Copart 5 with and into the Company, as well as its annexes and relevant documents, were approved by a majority, with 3,125,317,265  votes cast in favor, representing 99.99% of the valid votes, 75,903 votes cast against and the abstention by holders of 1,510,431,293 shares. It was recorded that the merger of Copart 5 with and into the Company is in accordance with the Judicial Reorganization Plan and shall not result in the issuance of new shares, nor shall it result in the dilution of the Company’s shareholders. The Merger Protocol was initialed by the Board’s members and filed in the Company’s headquarters, and a copy, also initialed, is included as part of the contents of these Minutes (Annex II).

6.4              Regarding item iv of the Agenda, after discussion, the merger of Copart 5 with and into the Company, which shall generally succeed the former with respect to all its assets, rights and liabilities, without interruption, with Copart 5 becoming extinct under Article 227 of the Law No. 6,404/76, in accordance with the terms and conditions set forth in the Merger Protocol approved in the previous item 6.3 (“Merger”), was approved by a majority, with 3,124,198,369 votes cast in favor, representing 99.96% of the valid votes, 1,207,660 votes cast against and the abstention by holders of 1,510,418,432 shares. Because of the Merger, the net assets of Copart 5, which are negative and amount to (R$56,361,728.42) (negative fifty six million, three hundred sixty one thousand, seven hundred twenty eight reais and forty two cents), will be merged into the shareholders’ equity of the Company without a change to the number of shares issued by the Company or any dilution of shareholders’ equity interest in the Company.

This page is an integral part of the Minutes of the Extraordinary General Meeting of Oi S.A – In Judicial Reorganization, held on March 19, 2019, at 10:00 am.

6.5              Regarding item v of the Agenda, after discussion, the amendment of the head of Article 5 of the Company’s Bylaws, in accordance with the terms in the Management’s Proposal for the Meeting, was approved by a majority, with 3,125,143,765 votes cast in favor, representing 99.99% of the valid votes, 268,190 votes cast against and the abstention by holders of 1,510,412,506 shares. The amendment reflects (i) the issuance of 116,189,340 (one hundred sixteen million, one hundred eighty nine thousand, three hundred forty) registered common shares, with no par value, following the exercise of the warrants issued by the Company in the capital increase undertaken by means of the Capitalization of Qualified  Bondhodlers’ Unsecured Credits and approved and ratified by the Board of Directors at the meetings held on March 5, 2018 and July 20, 2018, respectively, in accordance with clauses 4.3.3.5 and 4.3.3.6 of the Judicial Reorganization Plan, (ii) the conclusion of the Capital Increase – New Resources, in accordance with clause 6.1 of the Company’s Judicial Reorganization Plan, with the issuance of 3,225,806,451 (three billion, two hundred twenty five million, eight hundred six thousand, four hundred fifty one) new registered common shares, with no par value, as well as (iii) the issuance of 272,148,705 (two hundred seventy-two milliom, one hundred forty-eight thousand, seven hundred and five) new registered common shares, with no par value, related to the commitment  premium set forth in clause 6.1.1.3 of the  Judicial Reorganization Plan and in the Backstop Agreement. As a result of the amendments in the Company’s capital stock approved by the Board of Directors, the heading of article 5 of the Company’s Bylaws shall read as follows:

“Article 5 – The subscribed and fully paid-in capital stock is thirty-two billion, five hundred thirty-eight million, nine hundred thirty-seven thousand, three hundred seventy reais (R$ 32,538,937,370.00), represented by five billion, nine hundred fifty-four million, two hundred five thousand and one (5,954,205,001) shares, with five billion, seven hundred ninety-six million, four hundred seventy- seven thousand, seven hundred sixty (5,796,477,760) common shares and one hundred fifty-seven million, seven hundred twenty-seven thousand, two hundred forty-one (157,727,241) preferred shares, all of them registered and with no par value.”

7.                  Regarding item vi of the Agenda, after discussion, the election of Mr. Roger Solé Rafols, Spanish, married, company manager, bearer of the passport No. XDB236914, issued by the Consulate General of Spain in São Paulo - Brazil, enrolled with the Individual Taxpayers’ Registry (CPF/MF) under No. 057.977.907-69, with a commercial address at 6550 Sprint Parkway, Overland Park, KS 66251, State of Kansas, U.S.A., as an effective member of the Board of Directors, for the remainder of the term of office, until September 17, 2020, was approved by a majority, with 3,124,099,505 votes cast in favor, representing 99.96% of the valid votes, 1,285,212 votes cast against and the abstention by holders of 1,510,439,744 shares. Mr. Roger Solé Rafols had been appointed to the Board of Directors in accordance with Article 30, sole paragraph, of the Company’s Bylaws and Article 150 of the Law No. 6,404/76, at a meeting of the Board of Directors held on October 04, 2018.

This page is an integral part of the Minutes of the Extraordinary General Meeting of Oi S.A – In Judicial Reorganization, held on March 19, 2019, at 10:00 am.

8.                  Dissenting votes and abstentions: Dissenting votes and abstentions submitted to the Board were registered and shall remain filed with the Company.

9.                  Closing: With nothing further to discuss, the meeting was adjourned for the drawing up of these minutes. Once read, the minutes were approved by the shareholders representing the required quorum for approval of the above resolutions. Signed by: ELEAZAR DE CARVALHO FILHO - Chairman of the Meeting; LUIZ ANTONIO DE SAMPAIO CAMPOS - Secretary of the Meeting; Rafael Padilha Calábria  - Second Secretary; Shareholders: THE BANK OF NEW YORK ADR DEPARTMENT (represented by Livia Beatriz Silva do Prado); BRATEL S.A.R.L (represented by Victor Guita Campinho and Fernanda Cirne Montorfano); FUNDAÇÃO ATLANTICO (represented by Paulo Oscar Iglesias Chermont de Miranda); BUREAU OF LABOR FUNDS-LABOR PENSION FUND, MULTIMIX WHOLESALE INTERNATIONAL SHARES TRUST, MINISTRY OF ECONOMY AND FINANCE (represented by Livia Beatriz Silva do Prado); Luiz Antonio de Sampaio Campos; Rafael Padilha Calabria; Felipe Guimarães Rosa Bon; Clarisse Mello Machado Schlieckmann; Ana Tereza Basílio; Paulo Penalva Santos. Shareholders that exercised their remote voting right: GERDAU PREVIDÊNCIA FUNDO DE INVESTIMENTO EM AÇÕES 04; GRUMARI FUNDO DE INVESTIMENTO EM AÇÕES; JGP EQUITY EXPLORER MASTER FUNDO DE INVESTIMENTO EM AÇÕES; JGP EQUITY EXPLORER MASTER FUNDO DE INVESTIMENTO MULTIMERCADO; JGP LONG ONLY INSTITUCIONAL 60 FUNDO DE INVESTIMENTO EM AÇÕES; JGP LONG ONLY INSTITUCIONAL FUNDO DE INVESTIMENTO EM AÇÕES; JGP LONG ONLY MASTER FUNDO DE INVESTIMENTO EM AÇÕES; JGP MAX MASTER FUNDO DE INVESTIMENTO MULTIMERCADO; JGP STRATEGY MASTER FUNDO DE INVESTIMENTO MULTIMERCADO; JGP HEDGE MASTER FUNDO DE INVESTIMENTO MULTIMERCADO; FCOPEL FUNDO DE INVESTIMENTO EM AÇÕES I; JGP SULAMERICA FUNDO DE INVETIMENTO MULTIMERCADO CRÉDITO PRIVADO; FUNDO DE INVESTIMENTO EM AÇÕES SABESPREV JGP INSTITUCIONAL - BDR NIVEL I; JGP WM OPT MASTER FUNDO DE

This page is an integral part of the Minutes of the Extraordinary General Meeting of Oi S.A – In Judicial Reorganization, held on March 19, 2019, at 10:00 am.

INVESTIMENTO MULTIMERCADO INVESTIMENTO NO EXTERIOR CRÉDITO PRIVADO; OURO BRANCO MULTIMERCADO CRÉDITO PRIVADO FUNDO DE INVESTIMENTO; ITCA MULTIMERCADO CRÉDITO PRIVADO FUNDO DE INVESTIMENTO; HAMBURGO FUNDO DE INVESTIMENTO MULTIMERCADO CRÉDITO PRIVADO; FUNDO DE INVESTIMENTO MULTIMERCADO SANTA CRISTINA INVESTIMENTO NO EXTERIOR CRÉDITO PRIVADO; FIONA IE FI MULTIMERCADO CP.; MUTÃ FUNDO DE INVESTIMENTO MULTIMERCADO INVESTIMENTO NO EXTERIOR CRÉDITO PRIVADO; FUNDO DE INVESTIMENTO MULTIMERCADO PGH INVESTIMENTO NO EXTERIOR CRÉDITO PRIVADO; FUNDO DE INVESTIMENTO MULTIMERCADO GAMA MASTER INVESTIMENTO NO EXTERIOR CRÉDITO PRIVADO; COX MASTER FUNDO DE INVESTIMENTO DE AÇÕES; CLARI FUNDO DE INVESTIMENTO EM AÇÕES; USAA EMERGING MARKETS FUND; GOTHIC CORPORATION ; LEGAL AND GENERAL ASSURANCE PENSIONS MNG LTD; EMPLOYEES RET SYSTEM OF THE STATE OF HAWAII ; RUSSELL TR COMPANY COMMINGLED E. B. F. T. R. L. D.; BLACKROCK GLOBAL FUNDS ; THE HARBORWALK PRIVATE TRUST; FINACAP MAURUTSSTAD FIA; RUSSELL INVESTMENT COMPANY EMERGING MARKETS FUND ; CIBC LATIN AMERICAN FUND ; BLACKROCK ADVANTAGE GLOBAL FUND INC; BLACKROCK LATIN AMERICA FUND INC ; IN BK FOR REC AND DEV,AS TR FT ST RET PLAN AND TR/; CALIFORNIA STATE TEACHERS RETIREMENT SYSTEM; RUSSELL INVESTMENT COMPANY PUBLIC LIMITED COMPANY ; FORD MOTOR CO DEFINED BENEF MASTER TRUST ; FORD MOTOR COMPANY OF CANADA, L PENSION TRUST ; LOCKHEED MARTIN CORP MASTER RETIREMENT TRUST; HOSPITAL AUTHRORITY PROVIDENT FUND SCHEME; ALASKA PERMANENT FUND; DREYFUS INT F,INC-DREYFUS EM MKT FUND ; THE DUKE ENDOWMENT; DREYFUS INVESTMENT FUNDS - DIVERSIFIED EMERGING MA; SUNSUPER SUPERANNUATION FUND ; BSF - BLACKROCK LATIN AMERICAN OPPORTUNITIES; CITI RETIREMENT SAVINGS PLAN ; SPDR SP EMERGING MARKETS SMALL CAP ETF; CHARITABLE INTERNATIONAL EQUITY FUND; ADVANCED SERIES TRUST - AST PARAMETRIC EME PORTFOL; VANDERBILT UNIVERSITY; VANECK VECTORS BRAZIL SMALL-CAP ETF; BLACKROCK LATIN AMERICAN INVESTMENT TRUST PLC ; HONG KONG HOUSING SOCIETY; GOTHIC HSP CORPORATION ; TT EM M EQ F (THE FUND), A SUB-FUND OF TT I FD PLC; ADVANCED SERIES TR - AST BLACKROCK GL STRATEGIES P; GOTHIC ERP, LLC ; JANA EMERGING MARKETS SHARE TRUST ; FIRST TRUST EMERGING MARKETS SMALL CAP ALPHADEX FU; EMERGING MARKETS ALPHA TILTS FUND; EMERGING MARKETS OPPORTUNITIES LR FUND; KIEGER FUND I - KIEGER GLOBAL EQUITY FUND; BLACKROCK LIFE LIMITED ; LVS II LLC; AQUILA EMERGING MARKETS FUND ; PIMCO TACTICAL OPPORTUNITIES

This page is an integral part of the Minutes of the Extraordinary General Meeting of Oi S.A – In Judicial Reorganization, held on March 19, 2019, at 10:00 am.

MASTER FUND LTD.; AXA IM GLOBAL EMERGING MARKETS SMALL CAP FUND, LLC; TT EMERGING MARKETS OPPORTUNITIES FUND LIMITED; WISDOMTREE EMERGING MARKETS EX-STATE-OWNED ENTERPR; SYMMETRY EAFE EQUITY FUND; TT HORIZON E FUND A SUB FUND OF TT INTERNATIONAL F; BLACKROCK STRATEGIC FUNDS - BLACKROCK SYSTEMATIC G; TT EM UNCONSTRAINED OPPORTUNITIES FUND LIMITED; TT EMERGING MARKETS OPPORTUNITIES FUND II LIMITED ; CCL Q GLOBAL EQUITY MARKET NEUTRAL MASTER FUND LTD; LVS III LP ; BLACKROCK EMERGING MARKETS LONG/SHORT EQUITY FUND; MERCER EMERGING MARKETS SHARES FUND ; COMMONFUND STRATEGIC DIRECT SERIES LLC - CF TT IN; VARIABLE INSURANCE PRODUCTS FUND II: INTERNATIONAL; FIDELITY SALEM STREET TRUST: FIDELITY ZERO INTERNA; INVESCO STRATEGIC EMERGING MARKETS ETF.

I hereby certify that this is the exact copy of the original version taken from the appropriate book of records.

Rio de Janeiro, March 19, 2019.

Rafael Padilha Calábria

Second Secretary of the Meeting

This page is an integral part of the Minutes of the Extraordinary General Meeting of Oi S.A – In Judicial Reorganization, held on March 19, 2019, at 10:00 am.

Oi S.A.

CORPORATE TAXPAYERS’ REGISTRY (CNPJ/MF) No. 76.535.764/0001-43

BOARD OF TRADE (NIRE) No. 33.30029520-8

EXTRAORDINARY GENERAL SHAREHOLDERS’ MEETING
HELD ON MARCH 19, 2019

ANNEX I – APPRAISAL REPORT

This page is an integral part of the Minutes of the Extraordinary General Meeting of Oi S.A – In Judicial Reorganization, held on March 19, 2019, at 10:00 am.

Oi S.A.

CORPORATE TAXPAYERS’ REGISTRY (CNPJ/MF) No. 76.535.764/0001-43

BOARD OF TRADE (NIRE) No. 33.30029520-8

EXTRAORDINARY GENERAL SHAREHOLDERS’ MEETING
HELD ON MARCH 19, 2019

ANNEX II – PROTOCOL OF MERGER AND INSTRUMENT OF JUSTIFICATION (PROTOCOLO E JUSTIFICAÇÃO DA INCORPORAÇÃO)

This page is an integral part of the Minutes of the Extraordinary General Meeting of Oi S.A – In Judicial Reorganization, held on March 19, 2019, at 10:00 am.